Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Richard J. Byrne, Jerome Baglien and Micah Goodman with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Franklin BSP Real Estate Credit BDC, any statement of beneficial ownership on Form 3, 4, or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 8th day of April, 2024.

/s/ Richard J. Byrne	Trustee, Chairperson and Chief Executive Officer
Richard J. Byrne
/s/ Lee S. Hillman	Trustee
Lee S. Hillman
/s/ Leslie D. Michelson	Trustee
Leslie D. Michelson
/s/ Michael Comparato	President
Michael Comparato
/s/ Jerome Baglien	Chief Financial Officer and Chief Operating Officer
Jerome Baglien
/s/ Micah Goodman	Secretary
Micah Goodman
/s/ George Talarico	Chief Compliance Officer
George Talarico